UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2023

DMK PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11622 El Camino Real, Suite 100 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

11682 El Camino Real, Suite 300

San Diego, CA 92130

(Former name or Former Address, if Changed Since Last Report)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 4, 2023, DMK Pharmaceuticals Corporation (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the $1.00 minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on The Nasdaq Capital Market. Based on the closing bid price of the Company’s common stock for at least 30 consecutive business days before receipt of the Notice, the Company no longer meets the minimum bid price requirement of the Rule. This notice has no immediate effect on the Company’s Nasdaq listing or the trading of its common stock.

The Notice indicated that the Nasdaq Listing Rules provide the Company a compliance period of 180 calendar days from the date of the Notice, or until April 1, 2024, to regain compliance, pursuant to Listing Rule 5810(c)(3)(A). The Notice stated that if at any time during the compliance period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. The Notice also stated that if the Company does not regain compliance within the initial compliance period, it may be eligible for an additional 180-day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. The Notice stated that if the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. The Notice also stated that if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that it will not be granted additional 180 days for compliance and will be subject to delisting at that time. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance that any such appeal would be successful. There are no assurances that the Company will be able to regain compliance with the Rule or will otherwise be in compliance with other Nasdaq listing requirements.

The Company intends to monitor the closing bid price of its common stock and may consider, if appropriate, available options to regain compliance with the minimum bid price requirement of the Nasdaq Listing Rules.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMK PHARMACEUTICALS CORPORATION

Dated: October 9, 2023	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	President

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